EXHIBIT 99.01

Chegg Reports Q1 2022 Financial Results
Chegg Services Revenues increased 14% Year-over-Year

SANTA CLARA, Calif., May 2, 2022 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended March 31, 2022.

“We had a solid first quarter, and Chegg is executing well against our strategic objectives, despite continued industry headwinds,” said Dan Rosensweig, CEO & President of Chegg, Inc. “We expect these challenges to be temporary and when they subside, our operating model, balance sheet, and leading brand, put us in a strong position to accelerate our growth.”

Q1 2022 Highlights:

•Total Net Revenues of $202.2 million, an increase of 2% year-over-year
•Chegg Services Revenues grew 14% year-over-year to $184.8 million, or 91% of total net revenues, compared to 82% in Q1 2021
•Net Income was $5.7 million
•Non-GAAP Net Income was $50.1 million
•Adjusted EBITDA was $62.2 million
•5.4 million: number of Chegg Services subscribers, an increase of 12% year-over-year, which includes 0.6 million subscribers from our newly acquired Busuu service
•In April 2022, we entered into a partnership with an independent book reseller to transition out of our print textbook library and fulfillment logistics responsibilities while allowing us to continue offering print textbooks and eTextbooks to students

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Busuu, Mathway, and Thinkful. Required Materials includes print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net income (loss), and adjusted EBITDA to net income (loss), see the sections of this press release titled “Use of Non-GAAP Measures,” “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook:

Second Quarter 2022

•Total Net Revenues in the range of $188 million to $192 million
•Chegg Services Revenues in the range of $183 million to $187 million
•Gross Margin between 76% and 77%
•Adjusted EBITDA in the range of $66 million to $68 million

Full Year 2022

•Total Net Revenues in the range of $740 million to $770 million
•Chegg Services Revenues in the range of $710 million to $740 million
•Gross Margin between 73% and 74%
•Adjusted EBITDA in the range of $220 million to $235 million
•Capital Expenditures in the range of $120 million to $130 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net income (loss) to EBITDA and adjusted EBITDA for the second quarter 2022 and full year 2022, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Income (Loss) to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO Chegg, Inc.

Thank you, Tracey and welcome everyone to our Q1 2022 earnings call. We started the year with a solid quarter; Chegg Services grew 14% year-over-year with 5.4 million subscribers. In addition, we are announcing a new partnership with an independent book reseller, enabling us to continue to offer print and e-textbooks to students, while our partner handles inventory and fulfillment. We expect this deal to improve our margins and growth rates over time.

As noted in our fourth quarter call, we entered the year with momentum, however this trend has not continued at the level we expected. The issues of enrollment, the economy, and now inflation have all impacted our industry. Students continue to take fewer classes and those they do take are often less rigorous, with fewer or more limited assignments. With higher wages and increased cost of living, more people are shifting their priorities towards earning over learning, resulting in a lower course load, or delaying enrollment in school at this time. In the U.S. alone, we have seen approximately 1 million students forgo or postpone higher education over the last two years. The impact of these factors is evident in the reduced traffic to higher education support services. This has made forecasting at this time challenging, and while we expect many of these trends to be temporary, we are reducing our guidance to better reflect the current market conditions, which Andy will walk you through.

That being said we are executing well against these current conditions and indications are that we are outperforming our sector. With approximately 50% of the world population under the age of 30, and technology impacting what we learn, how we learn, where we learn and when we learn, the global need for affordable, high quality, dependable, academic support and skills-based learning will only grow. Our goal during this time is to gain greater market share and invest in future growth.

Students who are using paid support services this semester are overwhelmingly choosing Chegg. We are experiencing strong engagement, our highest take rate for the Chegg Study Pack, and outstanding retention rates. Along with the increased take rate for the Chegg Study Pack, our continued efforts in the expansion, quality, discoverability, and personalization of our content drove strong retention, which increased the ARPU of our business.

These are powerful endorsements of the critical role Chegg plays in the lives of students. We remain bullish on the post-pandemic era, so we are staying focused on investments in our future; specifically, international expansion, language learning, skills training, and supplemental support services like soft skills and financial literacy. Our reach is expanding globally. And we are improving both our content library and technology platform to increase students’ ability to discover our more than 100 million pieces of learning materials, thereby improving student outcomes.

Domestically, we continue to be focused on our key priorities including the student-facing launch of Uversity this fall, which will increase the breadth and quality of our content, deepen our relationships with academic institutions, and expand the number of students who can learn from Chegg. To-date, professors have uploaded over 140,000 approved pieces of instructional content and Uversity will soon be rolling out to faculty in the UK and Canada.

Our international expansion continues to perform well led by the adoption of Chegg Study and the Chegg Study Pack, and accelerated by the addition of Busuu. We continue to grow our subscribers and take market share and we are now offering local content and user experiences in key markets. We are currently accepting local currencies in five countries and expect to expand to at least three new markets by the end of this year. In addition, we are price testing in eight countries to determine the optimal price-to-value equation, and we are excited to have recently launched our first fully localized app in Turkey. Our next localized app will be in Spanish and that will increase our TAM in both the U.S. and other key countries like Mexico as well as emerging Latin American markets.

We are also building new B2B channels for both our skills and language services and are pleased with their early success. Busuu has direct relationships with over 500 companies, and our skills distribution partner Guild now reaches over 4 million front-line workers, which is an important channel for Chegg. We are proud to have graduated our first Guild cohorts from our new programs in technology fundamentals and advanced programs, like cyber security. With recent research showing that 82% of global workers polled plan to train in new digital skills in the next 5 years, we believe these kinds of programs represent a major opportunity for Chegg.

Beyond the academic and professional needs of students, there is an enormous opportunity to improve student lives beyond the classroom. 83% of U.S. students feel they need to learn more about money and finances and half are struggling with their mental health. Chegg is investing in serving these vital student needs and will continually work to support them beyond academics and skills.

Given the current environment, we are very proud of how the Chegg team continues to execute. We will manage through the volatility and expect to return to higher and more predictable growth over time. Through all of this, we will never lose sight of our mission: to put students first around the world.

And with that I will turn it over to Andy…

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

Q1 was a solid quarter for Chegg, with revenues coming in within the guidance range, while adjusted EBITDA continued to be strong and ahead of our expectations despite the volatility from the pandemic and unfavorable education industry trends. These conditions have made forecasting more challenging in the near term and as a result, we are reducing our full year expectations. I will walk you through our updated guidance shortly, along with the changes to Required Materials from our new partnership.

With that backdrop, let me walk you through the Q1 results.

For Q1, total revenue grew to $202 million. This was driven by Chegg Services growth of 14% to $185 million, as subscribers grew to 5.4 million during the quarter, which included approximately 600,000 subscribers from our newly acquired Busuu service. Gross margin came in slightly higher than expected as we continue to get benefits as we scale. All of this resulted in adjusted EBITDA margin of 31% or $62 million, exceeding our initial estimates, even as we made significant investments for future growth.

Looking at the balance sheet, we ended the quarter with $1.6 billion of cash and investments. During the quarter, we used $422 million to purchase Busuu and $300 million for our accelerated share repurchase which was completed in April. We continue to believe the combination of our operating model, balance sheet, and cash flows are among the strongest in the education industry and put us in an ideal position to grow organically, and should opportunities become available, through acquisition.

In early April we entered into an agreement to sell our remaining textbook library and to offer both physical and digital textbooks through a partner, where we will receive a single-digit percentage commission. Being student-first, we have continued to offer textbooks even as it stopped contributing positively to our financials. This new relationship gives us the opportunity to continue to serve students and ultimately grow faster with higher margins. We have provided details in our earnings deck on the investor relations website regarding the transition, including the impact to both revenues and costs. Starting in 2023 we expect this partnership will contribute approximately $7 - $10 million in annual revenue, which given its size, will be consolidated into Chegg Services revenue, and as such, we will only report a single revenue line.

Moving on to guidance. As we continue to navigate the evolving impacts of the economy and the pandemic, the historical patterns of our business, including seasonality and intra-semester student behavior have changed. While these factors have made forecasting more complicated, we believe over time it will return to greater predictability.

As a result, for 2022 we now expect:

•Total revenue to be between $740 and $770 million,
•With Chegg Services revenue between $710 and $740 million,
•Gross margin between 73% and 74%,
•And adjusted EBITDA between $220 and $235 million, or 30% adjusted EBITDA margin.

For Q2 we now expect:

•Total revenue to be between $188 and $192 million,
•With Chegg Services revenue between $183 and $187 million,
•Gross margin between 76% and 77%,
•And adjusted EBITDA between $66 and $68 million.

In closing, despite the turbulence in the industry we continue to invest prudently in growth such as international expansion, Uversity, personalization, expanding our non-academic and skills offerings, and language learning with Busuu, all while delivering best in class margins and generating significant cash flows. Along with the strength of our balance sheet, we believe this puts us in pole position when these industry headwinds subside.

With that, I’ll turn the call over to the operator for questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on May 2, 2022, until 8:59 p.m. Pacific Daylight Time (or 11:59 p.m. Eastern Daylight Time) on May 9, 2022, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13729217. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Marc Boxser, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Income (Loss) to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income (expense), net, acquisition-related compensation costs, transitional logistic charges and restructuring charges; (2) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, and acquisition-related compensation costs; (3) non-GAAP income from operations as (loss) income from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, and transitional logistic charges; (4) non-GAAP net income as net income (loss) excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt discount and issuance costs, transitional logistic charges, the loss on early extinguishment of debt, the net loss on change in fair value of derivative instruments, and the gain on sale of strategic equity investments; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of outstanding stock options, RSUs, PSUs, and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Income (Loss) to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Loss on early extinguishment of debt.

The loss on early extinguishment of debt is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss on change in fair value of derivative instruments, net.

Our convertible senior notes embedded conversion options and related capped call instruments meet certain conditions for exclusion as derivative instruments and instead meet conditions to be classified in equity. The embedded conversion features and capped call transactions are not remeasured as long as they continue to meet the conditions for equity classification, otherwise they are classified as derivative instruments and recorded at fair value with changes in fair value recorded in other (expense) income, net. The loss on change in fair value of derivative instruments is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record a gain on our strategic equity investment that was acquired. The gain on sale of strategic equity investment is a one-time event and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a new third party logistics provider. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation statements regarding the impact of the ongoing coronavirus (COVID-19) pandemic on Chegg’s financial condition and results of operations, the expectations regarding Chegg's execution against its strategic objectives, outperformance of our sector, the positioning of Chegg to accelerate growth, the Required Materials transition, including margin improvements, revenue growth or contribution, the operational aspects of the transition, the expected timing and benefits of the transition, and costs savings, among others, the temporary nature of industry headwinds, including certain trends in employment and wages, student behavior, our industry, and the economy, our revenue growth, margins, retention rates and cash flow generation, the growth in the need for academic support and skills-based learning, our expansion into new markets, our goals and expectations to gain market share and invest in future growth, including in international expansion, language learning, skills training, and supplemental support services, our ability to forecast our results, our future revenue presentation, the anticipated student-facing launch of Uversity and its anticipated benefits, the belief that Chegg will manage through volatility and the expectation of returning to higher and more predictable growth, the financial guidance, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of the COVID-19 pandemic on Chegg’s business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; competition in aspects of Chegg’s business, and Chegg's expectation that such competition will increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; Chegg’s ability to expand internationally; colleges and governments restricting online access or access to Chegg’s website; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; Chegg's brand and reputation; the outcome of any current litigation and investigations; the successful transition of Required Materials; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; changes in the education market, including as a result of COVID-19; and general economic, political and industry conditions, including inflation and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 22, 2022, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$267,731	$854,078
Short-term investments	915,431	691,781
Accounts receivable, net of allowance of $156 and $153 at March 31, 2022 and December 31, 2021, respectively	19,918	17,850
Prepaid expenses	28,882	35,093
Other current assets	14,671	23,846
Total current assets	1,246,633	1,622,648
Long-term investments	435,413	745,993
Textbook library, net	10,651	11,241
Property and equipment, net	187,743	169,938
Goodwill	641,284	289,763
Intangible assets, net	102,685	40,566
Right of use assets	18,879	18,062
Other assets	19,182	21,035
Total assets	$2,662,470	$2,919,246
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,549	$11,992
Deferred revenue	60,458	35,143
Accrued liabilities	85,424	67,209
Total current liabilities	155,431	114,344
Long-term liabilities
Convertible senior notes, net	1,679,534	1,678,155
Long-term operating lease liabilities	12,456	12,447
Other long-term liabilities	6,528	7,383
Total long-term liabilities	1,698,518	1,697,985
Total liabilities	1,853,949	1,812,329
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 126,681,972 and 136,951,956 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	127	137
Additional paid-in capital	1,176,765	1,449,305
Accumulated other comprehensive loss	(36,922)	(5,334)
Accumulated deficit	(331,449)	(337,191)
Total stockholders' equity	808,521	1,106,917
Total liabilities and stockholders' equity	$2,662,470	$2,919,246

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenues	$202,244	$198,378
Cost of revenues(1)	55,085	71,384
Gross profit	147,159	126,994
Operating expenses:
Research and development(1)	52,415	46,131
Sales and marketing(1)	42,498	26,214
General and administrative(1)	46,870	37,870
Total operating expenses	141,783	110,215
Income from operations	5,376	16,779
Interest expense, net and other income (expense), net:
Interest expense, net	(1,597)	(1,929)
Other income (expense), net	6,180	(77,208)
Total interest expense, net and other income (expense), net	4,583	(79,137)
Income (loss) before provision for income taxes	9,959	(62,358)
Provision for income taxes	(4,217)	(2,821)
Net income (loss)	$5,742	$(65,179)
Net income (loss) per share
Basic	$0.04	$(0.49)
Diluted	$0.04	$(0.49)
Weighted average shares used to compute net income (loss) per share
Basic	132,162	134,352
Diluted	133,270	134,352

(1) Includes share-based compensation expense as follows:
Cost of revenues	$623	$362
Research and development	11,776	7,959
Sales and marketing	4,386	2,919
General and administrative	16,299	11,860
Total share-based compensation expense	$33,084	$23,100

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$5,742	$(65,179)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Print textbook depreciation expense	1,521	3,760
Other depreciation and amortization expense	20,285	14,846
Share-based compensation expense	33,084	23,100
Amortization of debt issuance costs	1,382	1,626
Gain on foreign currency remeasurement of purchase consideration	(4,628)	—
Loss on early extinguishment of debt	—	78,152
Loss on change in fair value of derivative instruments, net	—	7,148
Loss from write-off of property and equipment	626	757
Gain on sale of strategic equity investment	—	(5,338)
(Gain) loss on textbook library, net	(610)	4,028
Operating lease expense, net of accretion	1,640	1,589
Other non-cash items	(737)	87
Change in assets and liabilities, net of effect of acquisition of businesses:
Accounts receivable	292	2,240
Prepaid expenses and other current assets	21,722	(25,075)
Other assets	8,342	1,058
Accounts payable	(7,534)	6,597
Deferred revenue	8,554	15,988
Accrued liabilities	(7,555)	9,386
Other liabilities	(2,091)	(1,197)
Net cash provided by operating activities	80,035	73,573
Cash flows from investing activities
Purchases of property and equipment	(29,533)	(18,984)
Purchases of textbooks	(3,692)	(4,527)
Proceeds from disposition of textbooks	2,499	4,038
Purchases of investments	(273,280)	(925,748)
Maturities of investments	342,059	181,315
Proceeds from sale of strategic equity investment	—	6,845
Acquisition of businesses, net of cash acquired	(401,125)	(7,891)
Net cash used in investing activities	(363,072)	(764,952)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	456	347
Payment of taxes related to the net share settlement of equity awards	(7,467)	(59,176)
Proceeds from equity offering, net of offering costs	—	1,091,466
Repayment of convertible senior notes	—	(189,849)
Proceeds from exercise of convertible senior notes capped call	—	24,812
Repurchases of common stock	(300,450)	—
Net cash (used in) provided by financing activities	(307,461)	867,600
Effect of exchange rate changes	4,628	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(585,870)	176,221
Cash, cash equivalents and restricted cash, beginning of period	855,893	481,715
Cash, cash equivalents and restricted cash, end of period	$270,023	$657,936

	Three Months Ended March 31,
	2022	2021
Supplemental cash flow data:
Cash paid during the period for:
Interest	$437	$502
Income taxes, net of refunds	$1,101	$3,063
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,852	$1,998
Right of use assets obtained in exchange for lease obligations:
Operating leases	$2,715	$—
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$5,778	$904
Issuance of common stock related to repayment of convertible senior notes	$—	$11,237

	March 31,
	2022	2021
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$267,731	$656,168
Restricted cash included in other current assets	70	38
Restricted cash included in other assets	2,222	1,730
Total cash, cash equivalents and restricted cash	$270,023	$657,936

CHEGG, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$5,742	$(65,179)
Interest expense, net	1,597	1,929
Provision for income taxes	4,217	2,821
Print textbook depreciation expense	1,521	3,760
Other depreciation and amortization expense	20,285	14,846
EBITDA	33,362	(41,823)
Print textbook depreciation expense	(1,521)	(3,760)
Share-based compensation expense	33,084	23,100
Other income (expense), net	(6,180)	77,208
Acquisition-related compensation costs	3,079	2,421
Transitional logistics charges	348	—
Adjusted EBITDA	$62,172	$57,146

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses	$141,783	$110,215
Share-based compensation expense	(32,461)	(22,738)
Amortization of intangible assets	(2,801)	(2,335)
Acquisition-related compensation costs	(3,069)	(2,421)
Non-GAAP operating expenses	$103,452	$82,721

Income from operations	$5,376	$16,779
Share-based compensation expense	33,084	23,100
Amortization of intangible assets	6,442	4,449
Acquisition-related compensation costs	3,079	2,421
Transitional logistics charges	348	—
Non-GAAP income from operations	$48,329	$46,749

Net income (loss)	$5,742	$(65,179)
Share-based compensation expense	33,084	23,100
Amortization of intangible assets	6,442	4,449
Acquisition-related compensation costs	3,079	2,421
Amortization of debt issuance costs	1,382	1,626
Transitional logistics charges	348	—
Loss on early extinguishment of debt	—	78,152
Loss on change in fair value of derivative instruments, net	—	7,148
Gain on sale of strategic equity investments	—	(5,338)
Non-GAAP net income	$50,077	$46,379

Weighted average shares used to compute net income (loss) per share, diluted	133,270	134,352
Effect of shares for stock plan activity	—	3,563
Effect of shares related to convertible senior notes	22,875	28,818
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	156,145	166,733

Net income (loss) per share, diluted	$0.04	$(0.49)
Adjustments	0.28	0.77
Non-GAAP net income per share, diluted	$0.32	$0.28

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$80,035	$73,573
Purchases of property and equipment	(29,533)	(18,984)
Purchases of textbooks	(3,692)	(4,527)
Proceeds from disposition of textbooks	2,499	4,038
Free cash flow	$49,309	$54,100

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending June 30, 2022	Year Ending December 31, 2022
Net income (loss)	$1,000	$(31,100)
Interest expense, net	1,600	6,500
Provision for income taxes	1,900	8,500
Textbook library depreciation expense	—	1,500
Other depreciation and amortization expense	21,700	90,300
EBITDA	26,200	75,700
Textbook library depreciation expense	—	(1,500)
Share-based compensation expense	36,000	145,000
Other income, net	(500)	(7,600)
Acquisition-related compensation costs	3,300	13,000
Transitional logistics charges	2,000	2,900
Adjusted EBITDA*	$67,000	$227,500

* Adjusted EBITDA guidance for the three months ending June 30, 2022 and year ending December 31, 2022 represent the midpoint of the ranges of $66 million to $68 million and $220 million to $235 million, respectively.